UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2011

CAMPUS CREST COMMUNITIES, INC.

(Exact name of Registrant as specified in charter)

Maryland	001-34872	27-2481988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Rexford Road, Suite 414, Charlotte, NC	28211
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 496-2500

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On January 20, 2011, Campus Crest Properties, LLC (the “Subsidiary”), a wholly-owned subsidiary of Campus Crest Communities, Inc. (the “Company”), and HSRE-Campus Crest IVA, LLC, an affiliate of Harrison Street Real Estate Capital (“HSRE”), executed the operating agreement (the “Agreement”) of HSRE-Campus Crest IV, LLC, a Delaware limited liability company and newly-formed joint venture (the “Joint Venture”). The Joint Venture was formed to acquire, develop, operate and manage student housing properties in separate pools comprised of student housing properties that are expected to be completed in the same academic year. Pursuant to the terms of the Agreement, the Company and HSRE own a 20% and 80% membership interest, respectively, in the Joint Venture.
     The Subsidiary will be responsible for the day-to-day management of the Joint Venture’s business and affairs, provided that major decisions must be approved by the Subsidiary and HSRE. The distributions of Joint Venture cash flows and capital proceeds allocable to affiliates of the Company increase as certain performance thresholds are achieved. In addition, affiliates of the Company will earn development, construction and management fees for the development and management of the properties developed through the Joint Venture. The Agreement also provides for the reimbursement of a portion of the Subsidiary’s overhead relating to each property developed by the Joint Venture. Pursuant to the terms of the Agreement, under certain circumstances, the Subsidiary will be responsible for funding the amount by which actual development costs for a property pursued by the Joint Venture exceed the budgeted development costs of such property.
     The Agreement contains customary representations, warranties and covenants. The acquisition or development of a student housing property by the Joint Venture is subject to certain funding conditions, including the execution by an affiliate of the Company of a Non-Competition and Right of First Opportunity Agreement, whereby an affiliate of the Company grants to the Joint Venture a right of first opportunity to develop all future student housing development opportunities identified by the Company and chosen by the Company to be funded in part with equity investments by an unaffiliated third party. The Agreement may be terminated upon the occurrence of certain events, including an event of default under any loan document relating to Joint Venture properties.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPUS CREST COMMUNITIES, INC.
Date: January 26, 2011	/s/ Donald L. Bobbitt, Jr.
Donald L. Bobbitt, Jr.
Executive Vice President, Chief Financial Officer and Secretary